UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2003

NETOPIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28450	94-3033136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Shellmound Street, 4th Floor, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 420-7400

Same

(Former name or Former Address, if Changed Since Last Report.)

Item 5.	Other Events.

On October 3, 2003, Netopia, Inc., a Delaware corporation (“Netopia”), entered into and closed an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with JadeSail Systems, Inc. (“JadeSail”), Sailaway Merger Sub, Inc., a California corporation and a wholly-owned subsidiary of Netopia (“Merger Sub”), and Keith Dennis, as the Shareholders’ Representative.

Subject to the terms and conditions of the Merger Agreement, Merger Sub merged with and into JadeSail at the effective time of the merger (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub ceased and JadeSail shall continue as a wholly-owned subsidiary of Netopia. Under the terms of the Merger Agreement, Netopia will issue 160,000 shares to JadeSail’s shareholders in exchange for all outstanding stock of JadeSail.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated hereby by reference in its entirety.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Description

99.1	Press Release dated October 6, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETOPIA, INC.

Date: October 6, 2003	By:	/s/ ALAN B. LEFKOF
Alan B. Lefkof President and Chief Executive Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 6, 2003